UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2017

ENVIROSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14757	11-2014231
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 754-4551

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of EnviroStar, Inc. (the “Company”) held on December 12, 2017, the Company’s stockholders voted upon the election of eight directors, each for a term expiring at the Company’s 2018 Annual Meeting of Stockholders, and a proposal to approve the EnviroStar, Inc. 2017 Employee Stock Purchase Plan. The election of each of the eight director nominees and the EnviroStar, Inc. 2017 Employee Stock Purchase Plan were approved by the Corporation’s stockholders. A summary of the voting results is set forth below.

Proposal 1: Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Henry M. Nahmad	8,257,347	83,407	0
Michael S. Steiner	8,229,515	111,239	0
Dennis Mack	8,229,132	111,622	0
David Blyer	8,255,650	85,104	0
Alan M. Grunspan	8,248,701	92,053	0
Hal M. Lucas	8,259,288	81,466	0
Todd Oretsky	8,259,288	81,466	0
Timothy P. LaMacchia	8,322,186	18,568	0

Proposal 2: Approval of the EnviroStar, Inc. 2017 Employee Stock Purchase Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,328,252	8,877	3,625	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROSTAR, INC.

Date: December 14, 2017
	By:	/s/ Robert H. Lazar
Robert H. Lazar,
Chief Financial Officer